SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 15, 2010

 KIWIBOX.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 38th Street, New York, New York 10018
(Address of principal executive offices) (Zip Code)

(212) 239-8210
(Registrant's telephone number)

Magnitude Information Systems, Inc.
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.02 Unregistered Sales of Equity Securities

Kiwibox.Com, Inc., (formerly, Magnitude Information Systems, Inc.) (the “Company”) received the final $125,000 of investor proceeds from two European investors, completing its $1 million private offering. As with the previous four other investors, the subscribers purchased “Units” of the Company’s restricted securities. Each Unit consists of one (1) restricted common share and a 3-year common stock purchase warrant, exercisable at $.05, to purchase one-quarter of a common share, for the subscription price of $.025 per Unit.

The issuance of these Company restricted securities was consummated in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, in reliance upon Rule 506 of Regulation D promulgated thereunder and Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.39	Form of Registrant’s Securities Purchase Agreement, with Warrant as an Exhibit: previously filed as an exhibit to Registrant’s Form 8-K filed with the Commission on December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: February 19, 2010	By:	/s/ Joerg H. Klaube
Joerg H. Klaube
Chief Financial Officer